Exhibit 99.1

News Release

Ashland provides update on fiscal 2020 second-quarter earnings and COVID-19 impact; highlights strong financial position and cash flow; sets date for fiscal 2020 second-quarter earnings release

WILMINGTON, DELAWARE, April 16, 2020 – Ashland Global Holdings Inc. (NYSE: ASH) today provided an update for preliminary fiscal 2020 second-quarter financial results, its response to the COVID-19 pandemic, and strong financial position. Additional information regarding second-quarter fiscal earnings will be shared during a conference call webcast with securities analysts on May 6, 2020.

Preliminary fiscal 2020 second-quarter financial results

The Ashland portfolio performed well during the quarter, despite the global macroeconomic uncertainty brought on by the COVID-19 pandemic. Sales were approximately $610 million, down 9 percent versus the prior-year period. Our legacy Pharmachem business and previously communicated prior-year business losses in oral care represented approximately half of this decline. The overall results in the quarter are reflective of the defensive nature of the products we produce and the markets we serve. We did not experience significant demand issues, consistent with our performance during past economic downturns.

Ashland expects a loss from continuing operations during the second fiscal quarter of approximately $580 million, or approximately -$9.56 per diluted share, driven primarily by a goodwill impairment charge following the business unit realignment during the quarter (see Table 1 for estimated significant key item amounts and descriptions). Adjusted earnings from continuing operations are expected to be approximately $52 million, or $0.84 per diluted share, including an effective tax rate of approximately 18 percent. Net loss (including discontinued operations) is expected to be approximately $587 million. Ashland’s Adjusted EBITDA is expected to be approximately $142 million.

“Ashland is well positioned to meet the operating and financial challenges of the global pandemic,” said Guillermo Novo, chairman and chief executive officer, Ashland. “Our priorities are the health and safety of our employees and the continued supply of products to customers in the critical industries which we serve.  From the beginning of the crisis in January, we have implemented our global and regional incident management response plans and teams, which include significant new safety protocols throughout our operations. We are also taking broader actions designed to help further prevent the spread of the COVID-19 virus, including limiting domestic and international travel and implementing work-from-home arrangements, among others.”

“We understand how critical our supply reliability is to our customers in the industries they serve, and we are considered an essential supplier by many government agencies around the world,” continued Novo. “Thanks to the rapid engagement and active management by our teams, our global manufacturing facilities and supply chain capabilities have not been significantly impacted at this point, and we are well positioned to remain a reliable technology and solutions provider to our customers.”

The rapidly evolving pandemic has created significant uncertainty around future demand and supply dynamics across the globe.  The extent and duration of the pandemic’s impact on our business remains uncertain. We are evaluating the expected effect of the pandemic and the policy responses of governments on our financial results for the remainder of the year and will provide an update during our second quarter earnings conference call.

Strong financial position and focus on cash generation

Ashland’s balance sheet and cash position remained strong at the end of the second fiscal quarter, with ample liquidity and resilient cash flows.

“In today’s highly uncertain macro environment, we recognize the importance of cash and liquidity.  We are closely monitoring our business performance in addition to reducing our working capital, capital spending and operating costs so that we will be well positioned to continue to generate strong free cash flow,” continued Novo. “We are adjusting our manufacturing operations to match the current demand outlook for each of our businesses and rebalance high inventory levels. These actions will improve our cash position but negatively impact fixed-cost absorption in the short term.”

“Ashland has adapted quickly to the current dynamic and challenging conditions,” concluded Novo. “We expect to safely and successfully navigate the challenges the pandemic creates, and I am confident our high-value technologies, leading market positions in critical industries, and deep customer relationships will put us in a position to capture new opportunities in the recovery expected to follow. I want to thank the entire Ashland team for their dedication and unwavering commitment to each other, to our customers and to the communities in which we operate.”

Ample liquidity: At the end of the second fiscal quarter, available liquidity was over $1 billion including approximately $350 million of cash-on-hand, revolver availability and other long-term investments. The outstanding balance on our $600 million revolving credit facility was approximately $250 million.

Resilient cash flows: Our cash position was strong at the end of the second fiscal quarter, and we are taking proactive actions to further support free cash flow. We are aggressively managing operating costs, reducing net working capital, and targeting at least a $20 million to $25 million reduction to our $175 million planned capital expenditures for fiscal year 2020.

Limited debt service: Ashland’s balance sheet is well positioned with no significant maturities related to our term loans, revolving credit facilities or bonds until August 2022. As of March 31, our net debt was $1.7 billion. Our credit agreement includes only leverage and interest coverage covenants that are not expected to impact our ability to access the full amount of our revolving credit facility if needed.

Committed to our dividend: Ashland increased its quarterly dividend by 10 percent in May 2019 and paid the most recent dividend on March 15, 2020. We plan to maintain our dividend of at least $0.275 per share per quarter.

Share repurchase: Ashland maintains an $800 million share repurchase authorization. We do not plan on utilizing the share repurchase authorization in the present financial environment.

The information in this release is preliminary, based upon information available at the time of this news release, and actual results may differ. Ashland plans to provide a further update on its second-quarter financial results and financial outlook on its upcoming Conference Call Webcast on May 6, 2020.

Conference Call Webcast

Ashland plans to issue its second-quarter earnings release at approximately 5 p.m. ET on May 5, 2020. The live webcast with securities analysts, which will include an executive summary and detailed remarks, will take place at 9 a.m. ET on Wednesday, May 6, 2020. At the same time, the company will post a slide presentation in the Investor Relations section of its website at http://investor.ashland.com.

Among those participating in the webcast presentation will be:

o	Guillermo Novo, chairman and chief executive officer;
o	Kevin Willis, senior vice president and chief financial officer; and
o	Seth Mrozek, director of investor relations.

The webcast will be accessible through the Investor Relations section of Ashland's website at http://investor.ashland.com, along with supporting materials. Following the live event, an archived version of the webcast and supporting materials will be available on the Ashland website for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, adjusted EBITDA provides Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income. The adjustments Ashland makes to derive the non-GAAP measure of adjusted EBITDA exclude items which may cause short-term fluctuations in net income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. Adjusted EBITDA provides disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

Key items, which are set forth on Table 2 accompanying this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 2 accompanying this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition and expected effects of the COVID-19 pandemic on Ashland’s business, operating cash flow and liquidity, as well as the economy and other future events or circumstances. These statements include but may not be limited to Ashland’s expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, public health crises (including the current COVID-19 pandemic), cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); the effects of the COVID-19 pandemic on the geographies in which we operate, the end markets we serve and on our supply chain and customers, and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. The extent and duration of the COVID-19 pandemic on our business and operations is uncertain. Factors that will influence the impact on our business and operations include the duration and extent of the pandemic, the extent of imposed or recommended containment and mitigation measures, and the general economic consequences of the pandemic. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Carolmarie C. Brown
+1 (302) 594-5010	+1 (302) 995-3158
samrozek@ashland.com	ccbrown@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 1
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

Three months ended
March 31, 2020
Adjusted EBITDA - Ashland Global Holdings Inc.	Provisional Mid-point Estimates
Net income (loss)	$(587)
Income tax expense (benefit)	(9)
Net interest and other expense (income)	117
Depreciation and amortization	61
EBITDA	(418)
(Income) loss from discontinued operations (net of taxes)	7
Operating key items (see Table 2) (a)	553
Adjusted EBITDA	$142

(a)	Operating key items on Table 2 include restructuring costs, goodwill impairment charge and inventory adjustment. The goodwill impairment charge is further described below.

During the second quarter of fiscal 2020, Ashland realigned its operations into five reportable segments which resulted in a reassessment of Ashland’s reporting units used to evaluate goodwill impairment.  Ashland’s reporting units align with its reportable segments.  Under the new operating model, Ashland determined that its reporting units are Life Sciences, Personal Care & Household, Specialty Additives, Performance Adhesives, and Intermediates and Solvents.  Prior to the business realignment, the reporting units consisted of Ashland Specialty Ingredients and Intermediates & Solvents. The Ashland Specialty Ingredients reporting unit contained all of Ashland’s reported goodwill at September 30, 2019.

The impairment test under the new reporting unit structure concluded that the carrying value of the Personal Care & Household and the Specialty Additives reporting units exceeded their fair value, resulting in a combined non-cash goodwill impairment charge of approximately $534 million during the three months ended March 31, 2020.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 2
RECONCILIATION OF NON-GAAP DATA - ADJUSTED INCOME FROM CONTINUING OPERATIONS AND DILUTED EPS
(In millions except per share data - preliminary and unaudited)
		Three months ended
		March 31, 2020
		Provisional Mid-point Estimates
	Income (loss) from continuing operations (as reported)	$(580)
	Key items, before tax:
	Restructuring costs (a)	15
	Goodwill impairment charge (a)	534
	Inventory adjustment (a)	4
	Debt refinancing costs	67
	Unrealized loss on securities	32
	Key items, before tax	652
	Tax effect of key items (b)	(20)
	Key items, after tax	632
	Adjusted income from continuing operations (non-GAAP)	$52

		Three months ended
		March 31, 2020
		Provisional Mid-point Estimates
	Diluted EPS from continuing operations (as reported)	$(9.56)
	Key items, before tax:
	Restructuring costs (a)	0.25
	Goodwill impairment charge (a)	8.80
	Inventory adjustment (a)	0.05
	Debt refinancing costs	1.10
	Unrealized loss on securities	0.53
	Key items, before tax	10.73
	Tax effect of key items (b)	(0.33)
	Key items, after tax	10.40
	Adjusted diluted EPS from continuing operations (non-GAAP)	$0.84

(a)	Operating key items.
(b)	Represents the tax effect of the key items that are previously identified above.